Contact:   Edward F. Seserko

                                                               President and CEO
                                                               (412) 681-8400

                                                    For Immediate Release
                                                    July 25, 2003


                    EUREKA FINANCIAL CORP. ANNOUNCES EARNINGS
                FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2003


Pittsburgh, Pennsylvania - Eureka Financial Corp., (the "Company"), the parent holding company for Eureka Bank, (the "Bank"), Pittsburgh, Pennsylvania, announced earnings for the three and nine months ended June 30, 2003. For the three months ended June 30, 2003, the Company earned $172,000, or $.13 diluted earnings per share, as compared to earnings of $216,000, or $.17 diluted earnings per share, for the three months ended June 30, 2002. For the nine months ended June 30, 2003, the Company earned $610,000, or $.48 diluted earnings per share, as compared to earnings of $622,000, or $.49 diluted earnings per share, for the nine months ended June 30, 2002.

President and Chief Executive Officer Edward F. Seserko stated, " The decrease in net income for the three and nine months ended June 30, 2003, as compared to the comparable 2002 periods, can be attributed to the continuing decrease of short term interest rates by the Federal Reserve which in turn has caused the interest-bearing assets to reprice to a greater extent than the interest-earning liabilities thereby reducing the Bank's interest rate spread."

The Company is in the Mutual Holding Company form of organization with the majority of its stock owned by Eureka Bancorp, MHC.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades on the electronic bulletin board under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                          EUREKA FINANCIAL CORPORATION
                             Selected Financial Data
                  (Dollars in thousands except per share data)


                                                       June 30,    September 30,
                                                         2003         2002
                                                     -----------   -------------

Total assets                                         $   81,472      $   79,266
Cash and investments                                     29,314          25,212
Loans receivable, net                                    50,238          52,142
Deposits                                                 59,324          57,409
Total liabilities                                        61,902          60,125
Stockholders' equity                                 $   19,570      $   19,141

Nonaccrual loans                                     $      362      $      293
Repossessed real estate                                       0               0
Total nonperforming assets                           $      362      $      293

Allowance for loan losses to nonperforming loans         133.98%         165.53%
Nonperforming loans to net loans                           0.72%           0.56%
Nonperforming loans to total assets                        0.44%           0.37%
Book value per share                                 $    15.77      $    15.44
Number of common shares outstanding                   1,240,983       1,239,318


                                                      Three Months Ended     Nine Months Ended
                                                            June 30,              June 30,
                                                      -------------------   -------------------
                                                        2003       2002       2003       2002
                                                      --------   --------   --------   --------
Interest income                                       $  1,140   $  1,178   $  3,509   $  3,591
Interest expense                                           408        459      1,263      1,480
                                                      --------   --------   --------   --------
  Net interest income                                      732        719      2,246      2,111
Provision for loan losses                                    0         14          0         45
                                                      --------   --------   --------   --------

Net interest income after provision for loan losses        732        705      2,246      2,066
Noninterest income                                          25         23         80         71
Noninterest expense                                        555        455      1,571      1,332
                                                      --------   --------   --------   --------

Income before income taxes                                 202        273        755        805
Income tax expense                                          31         57        145        183
                                                      --------   --------   --------   --------

Net income                                            $    171   $    216   $    610   $    622
                                                      ========   ========   ========   ========
